UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

Commission File Number: 000-56142

Everything Blockchain, Inc.
(Exact name of registrant as specified in charter)

Florida	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12574 Flagler Center Blvd, Suite 101 Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

 (904) 454-2111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain,” “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a) Resignation of Eric C. Jaffe

On March 13, 2024, Eric C. Jaffe resigned as Director of Everything Blockchain Inc. (the “Company”), effective immediately. Mr. Jaffe’s resignation was not the result of any disagreement between him and the Company, Board of Directors or any committee of the Board of Directors of the Company on any matter.

b) Appointment of Craig T. Stephens

On March 14, 2024, the Board of Directors of Everything Blockchain, Inc., elected to appoint Mr. Craig T. Stephens as the Company’s Director to fulfill the vacant Director of the Board following the resignation of Mr. Jaffe.

Mr. Stephens founded Alamo City Engineering Services, Inc. (“ACES”) in 2001, and serves as its President and Chief Executive Officer. ACES is a large, privately held solutions firm that provides IT and cybersecurity services to public and private entities. Earlier in his career, Mr. Stephens spent twenty years in the U.S. Navy obtaining the rank of Command Master Chief. Mr. Stephens is a member of the Disabled American Veterans, Fleet Reserve Association, Veterans of Foreign Wars, and the American Legion. Mr. Stephens holds a Master of Science degree in International Relations from Troy State University, as well as numerous industry certifications.

Item 9.01 Financial Statements and Exhibits.

d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: March 15, 2024	By:	/s/ Toney E. Jennings
Toney E. Jennings
Chief Executive Officer

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